Exhibit 99.2
MEDCATH CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	December 31,
	2006	2005
Net revenue	$175,549	$163,613
Operating expenses:
Personnel expense	57,175	52,493
Medical supplies expense	48,170	46,194
Bad debt expense	13,831	13,055
Other operating expenses	36,465	35,789
Depreciation	8,869	8,557
Amortization	252	252
Loss on disposal of property, equipment and other assets	57	97

Total operating expenses	164,819	156,437

Income from operations	10,730	7,176
Other income (expenses):
Interest expense	(7,458)	(7,921)
Loss on early extinguishment of debt	(4,480)	(1,006)
Interest and other income, net	2,725	1,397
Equity in net earnings of unconsolidated affiliates	1,438	1,065

Total other expenses, net	(7,775)	(6,465)

Income from continuing operations before minority interest, income taxes and discontinued operations	2,955	711
Minority interest share of earnings of consolidated subsidiaries	(2,480)	(2,818)

Income (loss) from continuing operations before income taxes and discontinued operations	475	(2,107)
Income tax expense (benefit)	221	(842)

Income (loss) from continuing operations	254	(1,265)
Loss from discontinued operations, net of taxes	(5,150)	(68)

Net loss	$(4,896)	$(1,333)

Earnings (loss) per share, basic
Continuing operations	$0.01	$(0.07)
Discontinued operations	(0.25)	—

Loss per share, basic	$(0.24)	$(0.07)

Earnings (loss) per share, diluted
Continuing operations	$0.01	$(0.07)
Discontinued operations	(0.25)	—

Loss per share, diluted	$(0.24)	$(0.07)

Weighted average number of shares, basic	20,121	18,501
Dilutive effect of stock options and restricted stock	—	—
Weighted average number of shares, diluted	20,121	18,501

MEDCATH CORPORATION
SELECTED OPERATING DATA
(In thousands, except per share data and selected operating data)
(Unaudited)

	Three Months Ended December 31,
	2006	2005	% Change
Statement of Operations Data:
Net revenue	$175,549	$163,613	7.3%
Adjusted EBITDA (1)	$20,934	$16,500	26.9%
Income from operations	$10,730	$7,176	49.5%
Income (loss) from continuing operations	$254	$(1,265)	120.1%
Earnings per share from continuing operations, basic	$0.01	$(0.07)	114.3%
Earnings per share from continuing operations, diluted	$0.01	$(0.07)	114.3%

(1)	See Supplemental Financial Disclosure — Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures.

	Three Months Ended December 31,
	2006	2005	% Change
Selected Operating Data (a):
Number of hospitals	9	9
Licensed beds (b)	580	580
Staffed and available beds (c)	563	578
Admissions (d)	9,730	9,905	(1.8)%
Adjusted admissions (e)	13,345	12,899	3.5%
Patient days (f)	34,089	33,282	2.4%
Adjusted patient days (g)	46,520	43,215	7.6%
Average length of stay (days) (h)	3.50	3.36	4.2%
Occupancy (i)	65.8%	62.6%
Inpatient catheterization procedures	4,858	4,935	(1.6)%
Inpatient surgical procedures	2,516	2,517	(0.0)%
Hospital net revenue	$161,058	$149,414	7.8%

(a)	Selected operating data includes consolidated hospitals in operation as of the end of the period reported in continuing operations but does not include hospitals which are accounted for using the equity method or as discontinued operations in our consolidated financial statements.

(b)	Licensed beds represent the number of beds for which the appropriate state agency licenses a facility regardless of whether the beds are actually available for patient use.

(c)	Staffed and available beds represent the number of beds that are readily available for patient use at the end of the period.

(d)	Admissions represent the number of patients admitted for inpatient treatment.

(e)	Adjusted admissions is a general measure of combined inpatient and outpatient volume. We computed adjusted admissions by dividing gross patient revenue by gross inpatient revenue and then multiplying the quotient by admissions.

(f)	Patient days represent the total number of days of care provided to inpatients.

(g)	Adjusted patient days is a general measure of combined inpatient and outpatient volume. We computed adjusted patient days by dividing gross patient revenue by gross inpatient revenue and then multiplying the quotient by patient days.

(h)	Average length of stay (days) represents the average number of days inpatients stay in our hospitals.

(i)	We computed occupancy by dividing patient days by the number of days in the period and then dividing the quotient by the number of staffed and available beds.

MEDCATH CORPORATION
SUPPLEMENTAL FINANCIAL DISCLOSURE — RECONCILIATION OF GAAP FINANCIAL MEASURES
TO NON-GAAP FINANCIAL MEASURES
(Unaudited)
The following table reconciles Adjusted EBITDA with MedCath’s income (loss) from continuing operations as derived directly from MedCath’s consolidated financial statements for the three months ended December 31, 2006 and 2005.

	Three Months Ended December 31,
	2006	2005
	(in thousands)
Income (loss) from continuing operations	$254	$(1,265)
Add:
Income tax expense (benefit)	221	(842)
Minority interest share of earnings of consolidated subsidiaries	2,480	2,818
Equity in net earnings of unconsolidated affiliates	(1,438)	(1,065)
Interest and other income, net	(2,725)	(1,397)
Interest expense	7,458	7,921
Loss on early extinguishment of debt	4,480	1,006
Loss on disposal of property, equipment and other assets	57	97
Amortization	252	252
Depreciation	8,869	8,557
Share-based compensation expense	1,026	418

Adjusted EBITDA	$20,934	$16,500